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                                 EXHIBIT 99.2

                REGISTRANT'S PRESS RELEASE DATED APRIL 17, 2003






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                         FIRST SOUTHERN BANCSHARES, INC.
                        ANNOUNCES RESTATEMENT OF RESULTS
                            FOR 2001 AND REVISION TO
                      PREVIOUSLY RELEASED RESULTS FOR 2002


Florence, Al. - April 17, 2003 - First Southern Bancshares, Inc. (the "Company"), the holding company for First Southern Bank (the "Bank"), reported the restatement of the previously reported basic loss applicable to common shareholders for 2001 and the resulting revision of the previously released basic loss applicable to common shareholders for 2002. In addition, the Company reported the restatement of the loss per basic and diluted common share for 2001 and the revision of the per share data for 2002, and the restatement and revision of the income taxes receivable as of December 31, 2001 and 2002, respectively.

The restatement to the previously reported financial results for 2001 was to the provision for income taxes in order to restate the calculation of the tax benefit attributable to the alternative minimum tax net operating loss carrybacks available for 2001. The effect of the restatement for 2001 was to reduce the income taxes receivable and current income tax benefit by $251,000. The effect of the resulting revision for 2002 was to increase the income taxes receivable by $75,000, decrease stockholders' equity by $251,000 for the 2001 restatement and increase the current income tax benefit by $326,000.

The effects of the 2001 restatement and the 2002 revision are summarized in the following tables:


        CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (IN THOUSANDS) -


                                                December 31, 2001
                                                -----------------

                                        As Previously         Restated
                                          Reported             Balance
                                          --------             -------

Income taxes receivable                  $   2,614            $   2,363
Stockholders' equity                         1,501                1,250
                                         =========            =========

                                                December 31, 2002
                                                -----------------

                                        As Previously          Revised
                                          Released             Balance
                                          --------             -------

Income taxes receivable                  $     272            $     347
Stockholders' equity                         1,069                1,144
                                         =========            =========



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        CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS) -


                                           Year Ended December 31, 2001
                                           ----------------------------
                                           As Previously      Restated
                                              Reported         Balance
                                              --------         -------

Loss before income taxes                    $  (7,855)        $  (7,855)
Income tax expense (benefit)                     (239)               12
                                            ----------        ----------
Net loss                                    $  (7,616)        $  (7,867)
                                            ==========        ==========
Basic loss per common share                 $   (6.06)        $   (6.26)
                                            ==========        ==========
Diluted loss per common share               $   (6.06)        $   (6.26)
                                            ==========        ==========

                                            Year Ended December 31, 2002
                                            ----------------------------

                                            As Previously       Revised
                                              Released          Balance
                                              --------          -------

Income before income taxes                   $      18         $       18
Income tax expense (benefit)                        54               (272)
                                             ----------        -----------
Net income (loss)                            $     (36)        $      290
Cumulative dividend arrearages and
    premium accretion on preferred stock           701                701
                                             ----------        -----------
Basic loss applicable to common
    shareholders                             $    (737)        $     (411)
                                             ==========        ===========
Basic loss per common share                  $   (0.59)        $    (0.33)
                                             ==========        ===========
Diluted loss per common share                $   (0.59)        $    (0.33)
                                             ==========        ===========

For a complete analysis of the Company's restated results of operations for the year ended December 31, 2001 and the revised results of operations for the year ended December 31, 2002, please refer to the Form 10-KSB/A for the year ended December 31, 2001, and the Form 10-KSB for the year ended December 31, 2002, both filed with the Securities and Exchange Commission on April 15, 2003.

The Company is headquartered in Florence, Alabama, and the Bank operates through its main/executive office in Florence, and full-service offices in Killen and Muscle Shoals.

THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" AS DEFINED UNDER THE FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS ASSUMPTIONS, RISKS AND UNCERTAINTIES BECAUSE OF THE POSSIBILITY OF CHANGES IN UNDERLYING FACTORS AND ASSUMPTIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS FOR A VARIETY OF FACTORS INCLUDING: THE ABILITY OF THE BANK TO COMPLY WITH THE REGULATORY REQUIREMENTS AND AGREEMENTS APPLICABLE TO IT; SHARP AND RAPID CHANGES IN INTEREST RATES; SIGNIFICANT CHANGES IN THE ECONOMIC SCENARIO FROM THE CURRENT ANTICIPATED SCENARIO WHICH COULD MATERIALLY CHANGE


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ANTICIPATED CREDIT QUALITY TRENDS AND THE ABILITY TO GENERATE LOANS; SIGNIFICANT
DELAY IN OR INABILITY TO EXECUTE STRATEGIC INITIATIVES DESIGNED TO INCREASE CAPITAL, REDUCE NON-PERFORMING LOANS AND CLASSIFIED ASSETS, GROW REVENUES AND CONTROL EXPENSES; AND SIGNIFICANT CHANGES IN ACCOUNTING, TAX OR REGULATORY PRACTICES OR REQUIREMENTS. BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS PRESS RELEASE OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.

CONTACT: First Southern Bancshares, Inc., Florence, Alabama
         Roderick V. Schlosser, Executive Vice President and CFO
         (256) 718-4206